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                                                                    EXHIBIT 23.4


                     (T.J. SMITH & COMPANY, INC. LETTERHEAD)



                      CONSENT OF T.J. SMITH & COMPANY, INC.

        As independent oil and gas consultants, T.J. Smith & Company, Inc. hereby consents to the use of our reserve report dated as of December 31, 2001 and to all references to our firm included in or made a part of the Mission Resources Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 to be filed on or about March 1, 2004, and to the incorporation by reference thereof into Mission Resources Corporation's previously filed Registration Statements on Form S-3 (333-111955) and Form S-8 (File Nos. 333-105169, 333-63562, 333-54798, 333-57827, 333-27707 and 333-91326).


                                        T.J. Smith & Company, Inc.


                                        By:   /s/ T.J. SMITH
                                             ---------------------
                                             T.J. Smith, P.E.

Houston, Texas
March 1, 2004